EXHIBIT 1

LIMITED POWER OF ATTORNEY

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

DESIGNATION OF AGENTS: The undersigned hereby constitutes and appoints each of Stephen E. Jacobs, Andrea A. Bernstein, Laura E. Ulbrandt and Joseph A. Orlando, each acting separately, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any

Form 4 or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities of Leucadia National Corporation (the “Company”), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the Company, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall expire at such time as the undersigned ceases to be subject to filing requirements under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended.

This Limited Power of Attorney does not revoke any Power of Attorney previously executed by me for a specific or limited purpose, unless I have otherwise specified herein.

IN WITNESS WHEREOF, I have hereunto signed my name on September 28, 2009.

/s/ Joseph S. Steinberg
Name:	Joseph S. Steinberg

State of New York	)
) ss.:
County of New York	)

On the 28th day of September, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph S. Steinberg, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia A. Raab
Notary Public, State of New York
No, 01RA6047311
Qualified in Nassau County
Commission Expires 8/28/2010

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IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)       act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)       avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)       keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)       keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)       disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENTS’ SIGNATURES AND ACKNOWLEDGMENT OF APPOINTMENT:

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It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.

We, Andrea A. Bernstein, Laura E. Ulbrandt, Joseph A. Orlando and Stephen E. Jacobs, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

 We acknowledge our legal responsibilities.

/s/ Andrea A. Bernstein	Dated:	9/29/09
Andrea A. Bernstein

/s/ Laura E. Ulbrandt	Dated:	9/28/09
Laura E. Ulbrandt

/s/ Joseph A. Orlando	Dated:	9/28/09
Joseph A. Orlando

Dated:
Stephen E. Jacobs

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State of New York	)
) ss.:
County of New York	)

On the 29th day of September, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Andrea A. Bernstein, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Vicki Carbone
Notary Public, State of New York
No. 01CA5088981
Qualified in Queens County
Commission Expires Dec. 1, 2009

State of New York	)
) ss.:
County of New York	)

On the 28th day of September, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Laura E. Ulbrandt, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia A. Raab
Notary Public, State of New York
No, 01RA6047311
Qualified in Nassau County
Commission Expires 8/28/2010

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State of New York	)
) ss.:
County of New York	)

On the 28th day of September, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph A. Orlando, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia A. Raab
Notary Public, State of New York
No, 01RA6047311
Qualified in Nassau County
Commission Expires 8/28/2010

State of	)
) ss.:
County of	)

On the ____ day of __________, 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Stephen E. Jacobs, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

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